EXHIBIT 21.1
LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization
Resources Connection LLC	Delaware
Names under which Resources
Connection LLC does business:
Resources Global Professionals
Resources Connection LLC
Re:sources Connection LLC
RCTC LLC
RCTC
Resources Connection LLC of Delaware
Resources Connection LLC DBA RCTC
Resources Connection LLC, a limited liability company of Delaware
RC Management Group, LLC	Delaware
Resources Audit Solutions, LLC	Delaware
RC Holdings I, LLC	Delaware
RC Holdings II, LLC	Delaware
RGP Property LLC	Delaware
Sitrick Brincko Group LLC	Delaware
Resources Connection Australia Pty Ltd.	Australia
Names under which Resources Connection Australia Pty Ltd. does business:
Resources Global Professionals
Resources Global Professionals (Belgium) NV	Belgium
Resources Global Professionals, Inc. (Canada)	Canada
Resources Global Enterprise Consulting (Beijing) Co., Ltd.	People’s Republic of China
Resources Global Enterprise Consulting (Beijing) Co., Ltd.	People’s Republic of China
Shanghai Branch Company
Resources Global Professionals (Hong Kong) Limited	Hong Kong, People’s Republic of China
Resources Global Professionals (Denmark) AS	Denmark
Resources Global Professionals (France) SAS	France
Resources Global Professionals (Germany) GmbH	Germany
Resources Global Professionals (India) Private Ltd.	India
Resources Global Professionals (Ireland) Ltd.	Ireland
Resources Global Professionals (Italy) SRL	Italy
Resources Global Professionals (Japan) K.K.	Japan
Resources Global Professionals (Korea) Ltd.	South Korea
Resources Global Professionals (Luxembourg) SA	Luxembourg
Resources Management Mexico S de RL de CV	Mexico
Resources Connection Mexico S de RL de CV	Mexico
Domenica B.V.	Netherlands
Resources Global Professionals (Europe) BV	Netherlands
Resources Global Professionals Holdings BV	Netherlands
Resources Management & Finance b.v.	Netherlands
Resources Projects b.v.	Netherlands
Resources Global Professionals (Norway) AS	Norway
Resources Global Professionals (Singapore) Pte. Ltd.	Singapore

Name of Subsidiary	Jurisdiction of Organization
M & D Selection AB	Sweden
Resources Global Professionals Sweden AB	Sweden
Resources Global Professionals (Switzerland) GmbH	Switzerland
Resources Connection (Taiwan) Ltd.	Taiwan
Compliance.co.uk Ltd	United Kingdom
Resources Compliance (UK) Ltd	United Kingdom
Resources Connection (UK) Ltd.	United Kingdom (England and Wales)
Names under which Resources Connection (UK) Ltd. does business:
Resources Global Professionals (UK)